Exhibit 99

           Hutchinson Technology First Quarter Net Earnings
                Total $18.2 Million, $0.60 Per Share;
  Suspension Shipments Up 9% Compared with Fiscal 2003 First Quarter

    HUTCHINSON, Minn.--(BUSINESS WIRE)--Jan. 20, 2004---Hutchinson Technology Incorporated (Nasdaq:HTCH) today reported net income of $18,221,000, or $0.60 per diluted share, on net sales of $133,636,000 for its fiscal 2004 first quarter ended December 28, 2003. In the comparable fiscal 2003 period, the company reported net income of $18,340,000, or $0.65 per diluted share, on net sales of $132,862,000.
    "We are pleased with our first quarter performance," said Wayne M. Fortun, Hutchinson Technology's president and chief executive officer. "We continued to benefit from industry-wide growth in suspension assembly demand, improved productivity and equipment utilization and our technology leadership."
    During the fiscal 2004 first quarter, the company shipped approximately 147 million suspension assemblies, up 9% compared with the fiscal 2003 first quarter and up 13% from the fiscal 2003 fourth quarter. Overall average selling prices for suspension assemblies in the fiscal 2004 first quarter were $0.83 compared with $0.84 in the preceding quarter, with TSAs accounting for approximately 85% of units shipped. Sales of suspension assembly components to other suspension assembly manufacturers accounted for approximately 8% of fiscal 2004 first quarter net sales compared with 6% in the fiscal 2003 first quarter and 9% in the fiscal 2003 fourth quarter.
    The company's gross margin in the fiscal 2004 first quarter was 32%, up from 31% in the fiscal 2003 first quarter and 30% in the fiscal 2003 fourth quarter. "Profitability in our fiscal 2004 first quarter benefited from the higher shipment volumes, as well as increased equipment utilization, productivity and suspension output per labor hour," said Fortun.
    The company generated approximately $41.9 million in cash from operations during the fiscal 2004 first quarter. At quarter end, the company's cash, cash equivalents and securities held for sale totaled approximately $313.6 million, up from $292.4 million at the end of fiscal 2003.
    As the company has noted previously, worldwide demand for suspension assemblies has resumed growing at roughly the rate of growth in disk drive shipments because of a slower rate in the improvement in disk drive data density. Industry sources currently expect 2004 disk drive shipments to increase approximately 11% compared with 2003.
    Fortun reiterated that the company intends to increase its research and development and capital spending in fiscal 2004 to provide the capacity, value-added product features, process capabilities and infrastructure required to meet customers' future needs. Among these needs are requirements specific to disk drives used in consumer electronics applications. These applications currently represent a small but fast-growing portion of the growth in overall disk drive demand. "Our growth opportunities in 2004 include meeting the overall increase in worldwide demand for suspension assemblies, developing the best suspension assembly designs for customers' new disk drive programs and earning customers' designation as their preferred volume supplier," said Fortun.
    For its fiscal 2004 second quarter, the company currently expects suspension assembly shipments to range from 135 to 145 million units. Overall average selling prices are expected to range from $0.80 to $0.85 resulting in fiscal 2004 second quarter net sales of $120 to $130 million. The company is expecting second quarter gross margins of 28 to 30 percent resulting in net income per diluted share for the quarter of $0.40 to $0.50.
    Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology's BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.

    This announcement contains forward-looking statements regarding the company's demand for and shipments of products, developing designs for new disk drive programs, designations as volume supplier, selling prices, increased spending in research and development and capital, operating performance and results of operations. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company's ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in expected data density and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.

    The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Standard Time (CST) on January 20, 2004. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology's web site at www.htch.com. Webcast participants will need to complete a brief registration form and should allot extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 6:00 p.m. CST on January 20 until 6:00 p.m. CST on January 23. To access the replay, dial 800-633-8284 or 402-977-9140 and enter 21175224 at the reservation number prompt.


                  Hutchinson Technology Incorporated
                          (Nasdaq/NMS: HTCH)
                          First Quarter Ended

                                      Dec. 28, 2003      Dec. 29, 2002
                                  -----------------  -----------------
Net sales                             $133,636,000       $132,862,000
Gross profit                           $43,286,000        $41,428,000
Income from operations                 $21,744,000        $22,936,000
Net income                             $18,221,000        $18,340,000
Net income per common share:
   Basic                                     $0.70              $0.72
   Diluted                                   $0.60              $0.65
Weighted average common and common
 equivalent shares outstanding:
   Basic                                25,945,000         25,414,000
   Diluted                              31,788,000         30,455,000


                                   At Dec. 28, 2003  At Sept. 28, 2003
                                  -----------------  -----------------
Total assets                          $666,141,000       $638,956,000
Cash and cash equivalents             $149,380,000        $67,505,000
Securities available for sale         $164,248,000       $224,860,000
Total shareholders' investment        $450,047,000       $431,375,000



                  Hutchinson Technology Incorporated
     Condensed Consolidated Statements of Operations - Unaudited
                (In thousands, except per share data)

                                               Thirteen Weeks Ended
                                             -------------------------
                                             December 28, December 29,
                                                 2003         2002
                                             ------------ ------------

Net sales                                       $133,636     $132,862

Cost of sales                                     90,350       91,434
                                             ------------ ------------

  Gross profit                                    43,286       41,428

Research and development expenses                  4,855        3,448

Selling, general and
  administrative expenses                         16,687       15,044
                                             ------------ ------------

  Income from operations                          21,744       22,936

Interest expense                                    (928)      (2,235)

Interest Income                                      945        1,423

Loss on debt extinguishment                            -          221

Other income, net                                    734          297
                                             ------------ ------------

  Income before income taxes                      22,495       22,642

Provision for income taxes                         4,274        4,302
                                             ------------ ------------

  Net income                                     $18,221      $18,340
                                             ============ ============

Basic earnings per share                           $0.70        $0.72
                                             ============ ============

Diluted earnings per share                         $0.60        $0.65
                                             ============ ============

Weighted average common
  shares outstanding                              25,945       25,414
                                             ============ ============

Weighted average common
  and diluted shares outstanding                  31,788       30,455
                                             ============ ============



                  Hutchinson Technology Incorporated
          Condensed Consolidated Balance Sheets - Unaudited
                  (In thousands, except shares data)

                                            December 28, September 28,
ASSETS                                          2003         2003
                                            ------------ -------------
Current assets:
  Cash and cash equivalents                    $149,380       $67,505
  Securities available for sale                 164,248       224,860
  Trade receivables, net                         65,212        59,822
  Other receivables                               5,352         6,036
  Inventories                                    30,028        31,290
  Prepaid taxes and other                        11,253        11,156
                                            ------------ -------------
      Total current assets                      425,473       400,669
Property, plant and equipment, net              184,073       176,559
Deferred tax assets                              33,645        37,840
Other assets                                     22,950        23,888
                                            ------------ -------------
                                               $666,141      $638,956
                                            ============ =============

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
  Current maturities of long-term debt               $-            $-
  Capital lease obligation                            -             -
  Accounts payable                               28,970        21,462
  Accrued expenses                               14,719        13,299
  Accrued compensation                           19,477        22,202
                                            ------------ -------------
      Total current liabilities                  63,166        56,963
Convertible subordinated notes                  150,000       150,000
Other long-term liabilities                       2,928           618
Shareholders' investment:
  Common stock $.01 par value, 100,000,000
   shares authorized, 25,804,000 and
   25,355,000 issued and outstanding                260           259
  Additional paid-in capital                    380,461       379,663
  Accumulated other comprehensive income            177           525
  Accumulated earnings (deficit)                 69,149        50,928
                                            ------------ -------------
      Total shareholders' investment            450,047       431,375
                                            ------------ -------------
                                               $666,141      $638,956
                                            ============ =============



                  Hutchinson Technology Incorporated
     Condensed Consolidated Statements of Cash Flows - Unaudited
                        (Dollars in thousands)

                                               Thirteen Weeks Ended
                                             -------------------------
                                             December 28, December 29,
                                                 2003         2002
                                             ------------ ------------
Operating activities:
  Net income                                     $18,221      $18,340
  Adjustments to reconcile net income to cash
   provided by operating activities:
    Depreciation and amortization                 14,402       13,814
    Deferred taxes                                 3,569        3,012
    (Gain) loss on disposal of assets                 50            -
    Changes in operating assets and
     liabilities                                   5,672        7,198
                                             ------------ ------------
        Cash provided by operating activities     41,914       42,364
                                             ------------ ------------

Investing activities:
  Capital expenditures                           (20,985)     (10,453)
  Purchases of marketable securities            (138,119)     (58,023)
  Sales of marketable securities                 198,266       45,644
                                             ------------ ------------
        Cash used for investing activities        39,162      (22,832)
                                             ------------ ------------

Financing activities:
  Repayments of long-term debt                         -      (10,971)
  Repayments of capital lease obligation               -       (2,793)
  Net proceeds from issuance of common stock         799        1,766
                                             ------------ ------------
        Cash provided by (used for) financing
         activities                                  799      (11,998)
                                             ------------ ------------

Net increase in cash and cash equivalents         81,875        7,534

Cash and cash equivalents at beginning of
 period                                           67,505       57,852
                                             ------------ ------------

Cash and cash equivalents at end of period      $149,380      $65,386
                                             ============ ============



                  Hutchinson Technology Incorporated
              Earnings Per Share Calculation - Unaudited
                (In thousands, except per share data)

                                               Thirteen Weeks Ended
                                             -------------------------
                                             December 28, December 29,
                                                 2003         2002
                                             ------------ ------------

Net income (A)                                   $18,221      $18,340
Plus:  interest expense on convertible
       subordinated notes                          1,007        2,150
Less:  additional profit sharing expense
       and income tax provision                      273          583
                                             ------------ ------------
Net income available to common
 shareholders (B)                                $18,955      $19,907
                                             ============ ============

Weighted average common shares
 outstanding (C)                                  25,945       25,414
Dilutive potential common shares                   5,843        5,041
                                             ------------ ------------
Weighted average common and diluted
 shares outstanding (D)                           31,788       30,455
                                             ============ ============

Basic earnings per share ((A)/(C))                 $0.70        $0.72
Diluted earnings per share ((B)/(D))               $0.60        $0.65



    CONTACT: Hutchinson Technology Incorporated, Hutchinson
             Media Contact:
             Connie Pautz, 320-587-1823
             or
             Investor Contact:
             Darlene Polzin, 320-587-1605